Exhibit 6.6


                              CONSULTING AGREEMENT

                                                  Date: 8/25/98

From:        iQ Power Technology Inc.
             (the "Company")
At:          Suite 708, 1111 West Hastings Street
             Vancouver, BC, Canada  V6E 2J3

To:          MAYON MANAGEMENT CORP.
             (the "Consultant")
At:          Suite 304, 850 Burrard Street
             Vancouver, British Columbia, V6Z 2J1

IN CONSIDERATION for the mutual promises and covenants and the terms and conditions set out in Sections 1 through 9 attached, the Company hereby offers and the Consultant hereby accepts engagement with the Company upon the terms and conditions set forth herein:


Position:                Manager
Responsibilities:        Those described in Schedule A.
Term of Agreement:       This Agreement shall have a term of 3 years commencing
                         immediately.
Compensation:            The Company shall pay the Consultant US$6,000 per
                         month as consideration for the services of the Consultant hereunder, payable on the first business day of each month during the term of this Agreement.
Governing Jurisdiction:  British Columbia.


Executed and delivered by and on behalf of the Company at ________________, effective the date and year first above written.


iQ Power Technology Inc.

Per:_________________________________


===============================================================================


Accepted,   and   signed,   sealed   and   delivered   by  the   Consultant   at
_____________________________________________, effective the date and year first above written.


MAYON MANAGEMENT CORP.

Per:_________________________________

                                                            Consulting Agreement
                                                                          Page 2

IN CONSIDERATION for the mutual promises and covenants and the terms and conditions contained in this Agreement, the Company hereby offers and the Consultant hereby accepts engagement with the Company upon the terms and conditions set forth herein.


1.00  Position
--------------

1.01 The Consultant shall hold the position indicated in on the first page hereof and in such capacity, shall carry out the duties and responsibilities commensurate with that position as such duties are more specifically defined from time to time during the term of this Agreement by the Board of Directors of the Company. The Consultant shall provide the services of Russell French as an employee and, at the election of the Board of Directors of the Company, an officer of the Company. For the purpose of this Agreement, any reference to the Consultant shall include reference to Russell French.

2.00  Terms; Termination of Consulting
--------------------------------------

2.01 The term of engagement pursuant to this Agreement shall be for the term stated on the first page hereof and thereafter engagement shall continue on an annual basis until terminated by the Company or the Consultant.
Either party may terminate the Consultant's engagement as follows:

a. the Consultant may terminate his services at any time and for any reason upon thirty days' written notice to the Company;

b. the Company may terminate the Consultant's services at will. If the Company terminates the Consultant's engagement without cause, the Consultant's salary and benefits shall continue for at least the current term of this Agreement;

c. the Company may terminate the Consultant's services for cause after reasonable notice of any non-performance has been given by the Company to the Consultant and a reasonable opportunity has been afforded to the Consultant to remedy any instance of non-performance. For purposes of the preceding sentence, "cause" shall include:

     i.   fraud,
     ii.  conviction or confession of an indictable offense,
     iii. destruction or theft of the Company's property,
     iv.  misconduct materially injurious to the Company, or
     v.   any breach or threatened breach of this Agreement; and

d. the Company may terminate the Consultant's services should the Consultant no longer provide the services of Russ French as provided for in this agreement, and the Consultant's salary and benefits will be terminated on the date of such termination.

2.02 If the Consultant's engagement is terminated, he shall continue to be bound by the terms of Sections 5.00 and 6.00 of this Agreement.

3.00  Compensation
------------------

3.01 During the term of this Agreement, the Consultant shall be paid in accordance with the payment provisions on the first page hereof. The Company shall remit to all government and regulatory authorities all engagement, workers' compensation, and other statutory deductions as may be required by the law of the Governing Jurisdiction. The compensation may be increased from time to time subject to the approval of the Board of Directors of the Company.

4.00  Benefits
--------------

4.01 The Consultant shall be entitled to on approval by the Board of Directors of the Company participate fully in all other benefits provided by the Company to employees in his category of engagement.

                                                            Consulting Agreement
                                                                          Page 3

4.02 For the duration of Consultant's engagement hereunder, Consultant will be provided such holidays, sick leave and vacation as Company makes available to its management level employees generally or as specifically stated on the first page hereof. Company will reimburse Consultant in accordance with company policies and procedures for reasonable expenses necessarily incurred in the performance of duties hereunder against appropriate receipts and vouchers indicating the specific business purpose for each such expenditure.

5.00  Covenant Not to Compete
-----------------------------

5.01 In consideration for the engagement granted to him under this Agreement, the Consultant agrees that he will not directly or indirectly compete with the Company during the term of his engagement with the Company and for a period of two years from the date on which his engagement with the Company terminates. The said covenant not to compete shall include all geographical areas in which the Company is actively marketing or developing products or operates directly or indirectly through a subsidiary or associated company having common control or ownership during the term of engagement or as of the engagement termination date and shall prohibit the following activities:

a. the design, development, manufacture, production, sale, marketing, solicitation or acceptance of orders with regard to any product, concept, or business line which is directly competitive with any aspect of the business of the Company as conducted as of the termination date, whether or not using any confidential information; and

b. having anywhere in the world where the Company is actively marketing products or services as of the date of termination of engagement, any business dealings or contacts except those which demonstrably do not relate to or compete with the business or interest of the Company; and


c. being an employee, employer, Consultant, officer, director, partner, consultant, trustee or shareholder of more than five percent of the outstanding common stock of any person or entity that does any of the activities referred to in the preceding paragraphs (a) and (b).

For the purpose of this section, the business of the Company includes, but is not limited to, the design, development, manufacture and distribution of lead-acid batteries and related technologies and products.

6.00  Ownership of Technology; Confidentiality
----------------------------------------------

6.01  Confidential Information

The Consultant recognizes and acknowledges that during the course of his engagement, he will have access to certain information not generally known to the public, relating to the products, sales or business of the Company which may include, without limitation, software, literature, data, programs, customer contact lists, sources of supply, prospects or projections, manufacturing techniques, processes, formulas, research or experimental work, work in process, trade secrets or any other proprietary or confidential matter (collectively, the "Confidential Information"). The Consultant recognizes and acknowledges that this Confidential Information constitutes a valuable, special and unique asset of the Company, access to and knowledge of which are essential to the performance of the Consultant's duties. The Consultant acknowledges and agrees that all such Confidential Information, including without limitation that which the Consultant conceives or develops, either alone or with others, at any time during his engagement by the Company, is and shall remain the exclusive property of the Company. The Consultant further recognizes, acknowledges and agrees that, to enable the Company to perform services for its customers or its clients, such customers or clients may furnish to the Company or the Consultant Confidential Information concerning their business affairs, property, methods of operation or other data, that the goodwill afforded to the Company depends on the Company and its employees preserving the confidentiality of such information, and that such information shall be treated as Confidential Information of the Company for all purposes under this Agreement.

6.02  Non-Disclosure

The Consultant agrees that, except as directed by the Company, the Consultant will not at any time, whether during or after his engagement with the Company, use or disclose to any person for any purpose other than for the benefit of the Company any Confidential Information, or permit any person to use, examine and/or make copies of any documents, files, data or other information sources which contain or are derived from Confidential Information, whether prepared by

                                                            Consulting Agreement
                                                                          Page 4

the Consultant or otherwise coming into the Company's possession or control without the prior written permission of the Company. Consultant's obligations under subsections 6.01 and 6.02 are indefinite in term and shall survive the termination of this Agreement.

6.03  Work Product and Copyrights.

Consultant agrees that all right, title and interest in and to the materials resulting from the performance of Consultant's duties at Company and all copies thereof, including works in progress, in whatever media, (the "Work"), will be and remain in Company upon their creation. Consultant will mark all Work with Company's copyright or other proprietary notice as directed by Company. Consultant further agrees:

a. To the extent that any portion of the Work constitutes a work protectable under the copyright laws of the United States, Canada or the Federal Republic of Germany (the "Copyright Law"), that all such Work will be considered a "work made for hire" as such term is used and defined in the Copyright Law and that Company will be considered the "author" of such portion of the Work and the sole and exclusive owner throughout the world of copyright therein; and

b. If any portion of the Work does not qualify as a "work made for hire" as such term is used and defined in the Copyright Law, that Consultant hereby assigns and agrees to assign to Company, without further consideration, all right, title and interest in and to such Work or in any such portion thereof and any copyright therein and further agrees to execute and deliver to Company, upon request, appropriate assignments of such Work and copyright therein and such other documents and instruments as Company may request to fully and completely assign such Work and copyright therein to Company, its successors or nominees, and that Consultant hereby appoints Company as attorney-in-fact to execute and deliver any such documents on Consultant's behalf in the event Consultant should fail or refuse to do so within a reasonable period following Company's request.

6.04  Inventions and Patents

For purposes of this Agreement, "Inventions" includes, without limitation, information, inventions, contributions, improvements, ideas, or discoveries, whether patentable or not, and whether or not conceived or made during work hours. Consultant agrees that all Inventions conceived or made by Consultant during the period of engagement with Company belong to Company, provided they grow out of Consultant's work with Company or are related in some manner to the Company's business, including, without limitation, research and product development, and projected business of Company or its affiliated companies. Accordingly, Consultant will:

a. Make adequate written records of such Inventions, which records will be Company's property;

b. Assign to Company, at its request, any rights Consultant may have to such Inventions for the Federal Republic of Germany, the U.S., Canada, and all other countries;

c. Waive and agree not to assert any moral rights Consultant may have or acquire in any Inventions and agree to provide written waivers from time to time as requested by Company; and

d. Assist Company (at Company's expense) in obtaining and maintaining patents or copyright registrations with respect to such Inventions.

Consultant understands and agrees that Company or its designee will determine, in its sole and absolute discretion, whether an application for patent will be filed on any Invention that is the exclusive property of Company, as set forth above, and whether such an application will be abandoned prior to issuance of a patent. Company will pay to Consultant, either during or after the term of this Agreement, the following amounts if Consultant is sole inventor, or Consultant's proportionate share if Consultant is joint inventor: $750 upon filing of the initial application for patent on such Invention; and $1,500 upon issuance of a patent resulting from such initial patent application, provided Consultant is named as an inventor in the patent.

Consultant further agrees that Consultant will promptly disclose in writing to Company during the term of Consultant's engagement and for one (1) year thereafter, all Inventions whether developed during the time of such engagement or thereafter (whether or not Company has rights in such

                                                            Consulting Agreement
                                                                          Page 5

Inventions) so that Consultant's rights and Company's rights in such Inventions can be determined. Consultant represents and warrants that Consultant has no Inventions, software, writings or other works of authorship useful to Company in the normal course of the Company's business, which were conceived, made or written prior to the date of this Agreement and which are excluded from the operation of this Agreement

6.05  Possession

The Consultant agrees that upon request by the Company and in any event upon termination of engagement, the Consultant shall turn over to the Company all Confidential Information in the Consultant's possession or under his control which was created pursuant to, is connected with or derived from the Consultant's services to the Company, or which is related in any manner to the Company's business activities or research and development efforts, whether or not such materials are in the Consultant's possession as of the date of this Agreement.

7.00  Saving Provision
----------------------

7.01 The Company and the Consultant agree and stipulate that the agreements and covenants contained in the preceding Sections 5.00 and 6.00, including the scope of the restricted activities described therein and the duration and geographic extent of such restrictions, are fair and reasonably necessary for the
protection  of  Confidential   Information,   goodwill  and  other   protectable
interests, in light of all of the facts and circumstances of the relationship between the Consultant and the Company. In the event a court of competent jurisdiction should decline to enforce any provision of the preceding paragraphs, such paragraphs shall be deemed to be modified to restrict the Consultant's competition with the Company to the maximum extent, in both time and geography, which the court shall find enforceable.

8.00  Injunctive Relief
-----------------------

8.01 The Consultant acknowledges that disclosure of any Confidential Information or breach or threatened breach of any of the non-competition and non-disclosure covenants or other agreements contained herein would give rise to irreparable injury to the Company or clients of the Company which injury would be inadequately compensable in money damages. Accordingly, the Company or where appropriate, a client of the Company, may seek and obtain an injunctive relief from the breach or threatened breach of any provision, requirement or covenant of this Agreement, in addition to and not in limitation of any other legal remedies which may be available. The Consultant further acknowledges, agrees and stipulates that, in the event of the termination of engagement with the Company, the Consultant's experience and capabilities are such that the Consultant can obtain engagement in business activities which are of a different and non-competing nature with his activities as an Consultant of the Company and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Consultant from earning a reasonable livelihood. The Consultant further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

9.00  General
-------------

9.01 This Agreement is made under and subject to the laws of the Governing Jurisdiction stated on the first page hereof.

9.02 Consultant authorizes Company, at its election, to reveal the terms of this Agreement to any future employer or potential employer of Consultant or as may otherwise be required under any disclosure laws applicable to the Company.

9.03 Consultant represents and warrants to Company that Consultant is free to enter into this Agreement and has no commitment, arrangement or understanding to or with any party that restrains or is in conflict with Consultant's performance of the covenants, services and duties provided for in this Agreement.

9.04 During Consultant's engagement, this Agreement may not be assigned by either party without the written consent of the other; provided, however, that Company may assign its rights and obligations under this Agreement without Consultant's consent to a successor by sale, merger or liquidation, if such successor carries on the business of the Company substantially in the form in which it is being conducted by the Company at the time of the sale, merger or liquidation.

                                                            Consulting Agreement
                                                                          Page 6

9.05 This Agreement is binding upon Consultant, Consultant's heirs, personal representatives and permitted assigns and on Company, its successors and assigns.

9.06 Any notice required or permitted to be given hereunder are sufficient if in writing and delivered by hand, by facsimile or by registered or certified mail, to a party at its address noted on the first page hereof

9.07 If any provision of this Agreement or compliance by any of the parties with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, shall be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on the parties.

9.08 No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial waiver of a breach of any provision of this Agreement operate or be construe as a waiver of any subsequent breach; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

9.09 This instrument contains the entire agreement of the parties with respect to the relationship between Consultant and Company and supersedes all prior agreements and understandings, and there are no other representations or agreements other than as stated in this Agreement related to the terms and conditions of Consultant's engagement. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

9.10 In the event it becomes necessary to enforce this Agreement through legal action, whether or not a suit is actually commenced, the party which obtains substantial success in a legal action shall be entitled to his or actual reasonable solicitor's fees and disbursements.

9.11 Any reference in this Agreement in the masculine gender shall include the feminine and neuter genders, and vice versa, as appropriate. Any reference in this Agreement in the singular shall mean the plural and vice versa, as appropriate.

9.12 All references to money in this Agreement are or shall be to money in lawful money of the Governing Jurisdiction stated on the first page hereof.

                                   SCHEDULE A

Duties shall include:

a. retaining the services of professionals for the purpose of reviewing all prospects introduced to the Corporation for investment or participation;

b. selecting on the basis of evaluations provided by professionals, after consideration of the risk factors involved, suitable business opportunities for acquisition and participation;

c. negotiating contracts with potential participants in ventures to be participated in by the Corporation;


d.   negotiating   for  and   obtaining   the  services  of  operators  for  the
     Corporation's prospects, or if the Corporation is the operator or manager, negotiating for and obtaining the services of independent contractors;

e.   conducting   on-site   inspections  of  all  projects   undertaken  by  the
     Corporation;

f. arranging for and securing financings for the Corporation as may be permitted by regulatory bodies;

g. arranging for timely disclosure of all material facts in the affairs of the Corporation;

h. arranging for the collection of all receivables to be obtained by the Corporation;

i.   negotiating for and concluding all sales and other contracts;

j.   establishing and maintaining suitable banking relations;

k. ensuring the maintenance of proper accounting records and compiling monthly statements of source and application of funds;

l. arranging for payment of all payables of the Corporation and/or any subsidiaries;

m.   perusing and replying to all corporate enquiries and correspondence;

n. securing and obtaining for the benefit of the Corporation competent tax advice, legal advice and services and accounting services; and

o. and all such other duties as may be imposed upon the Manager from time to time due to the nature of the Corporation's business.

All duties shall be performed in cooperation with the President of the Company. For greater certainty, the Consultant may not enter into any contracts on the Company's behalf without the prior written consent of the Company's Board of Directors.